Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

BancPlus Corporation and Subsidiaries

Ridgeland, Mississippi

We consent to the inclusion in this registration statement on Form S-4 of our report dated November 21, 2019, on our audits of the consolidated financial statements of BancPlus Corporation and Subsidiaries as of December 31, 2018 and 2017, and for each of the years in the two-year period ended December 31, 2018. We also consent to the references to our firm under the caption “Experts”.

/s/ BKD, LLP

Jackson, Mississippi

January 22, 2020